DISTRIBUTORSHIP AGREEMENT

PREAMBLE
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     This  Distributorship  Agreement (this "Agreement") is entered into between
Sun Tunnel Systems, Inc., a California corporation ("Seller"), and the person or entity identified as the Distributor on the signature page of this Agreement ("Distributor"). This Agreement will become effective as of the date it is signed by the last party to sign (the "Effective Date").

BACKGROUND
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     Under the terms and conditions of this Agreement, Distributor will purchase skylights from Seller, known as "Sun Tunnel"(TM) Skylights, for resale.

AGREEMENT
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     Based upon the mutual covenants below, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 TERRITORY. The term "Territory" shall mean that geographic area described on Exhibit A attached to this Agreement.

1.2  PRODUCT.   The  term  "Product"  shall  mean  the  skylights   imported  or
manufactured by the Seller known as "Sun Tunnel" skylights.

1.3 ORDERS. The term "Orders" shall mean all purchase orders placed by Distributor for shipment of Products to Distributor which have been accepted by Seller pursuant to Section 5.1 and are in accordance with the terms of this Agreement.

                                   ARTICLE II
                           APPOINTMENT AS DISTRIBUTOR

2.1 APPOINTMENT. Subject to the terms and conditions of this Agreement, during the term of this Agreement, Seller grants to Distributor the right to purchase the Products from Seller and the exclusive right to resell them in the Territory.

                                   ARTICLE III
                                TERM OF AGREEMENT

3.1 TERM. The term of this Agreement shall begin on the Effective Date and shall continue for an initial period of three (3) years from the Effective Date (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed indefinitely for additional one (1) year periods ("Renewals"), unless notice of non-renewal is given in accordance with Section 10.1. Notwithstanding the above, this Agreement is subject to termination according to the provisions of Article X.

                                 EXHIBIT 10.02

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                                   ARTICLE IV
                      OBLIGATIONS OF DISTRIBUTOR AND SELLER

4.1  DISTRIBUTOR'S DUTIES.  Throughout the term of this Agreement:

         (a) INDEPENDENT SALES EFFORT. Distributor shall promote, sell, and otherwise create a market for the Product within the Territory in any manner the Distributor deems appropriate. The parties acknowledge and agree that the Distributor shall determine its own prices for the Product, may advertise the Product in any manner desired, and shall determine its own prices for the Product, any advertise the Product in any manner desired, and shall determine its own site design, appearance, hours of operation, accounting practices, and personnel policies and procedures. The parties acknowledge and agree that this Agreement does no constitute a franchise, and that Seller will not assist Distributor in connection with the marketing of the Product.

         (b) ASSUME NO OBLIGATIONS ON BEHALF OF SELLER. The parties acknowledge that they are independent contractors and Distributor will assume no obligation or liability on behalf of Seller in connection with the sale or use of the Products by Distributor.

         (c) QUARTERLY STATUS REPORTS. Distributor shall submit reports to Seller on a quarterly basis containing good faith sales forecasts and such other information about the distribution of the Products as Seller shall reasonably request to enable Seller to fill Distributor's orders more efficiently.

         (d) ADDITIONAL REPORTS. Distributor shall immediately advise Seller of any legal notices served on Distributor concerning the Products and refer to Seller all sales inquiries for the Products outside the Territory.

         (e) NO COMPETING PRODUCTS. Distributor shall not sell, distribute, design, or manufacture any products which are deemed, in the reasonable judgment of Seller, to compete with the Product without written authorization from Seller. For these purposes, any skylights which include rigid or flexible tubes, shafts, or ductwork for channeling light from the skylights shall be deemed to compete with the Product, but skylights without any such feature shall not be deemed to compete with the Product.

         (f) TECHNICAL SERVICES. If Distributor does not install the Products, Distributor will provide technical advice and support for customers in the Territory concerning installation procedures, maintenance, repair, and such other matters as may be required by customers.

         (g) INVENTORY. Distributor will maintain an appropriate inventory of Products, and parts and supplies for the Product, to ensure prompt delivery of Products to customers, and prompt maintenance and repair service.

         (h) NO SALES OUTSIDE TERRITORY. Distributor shall not sell the Product directly to customers outside the Territory. Distributor shall also not sell the Product to customers inside the Territory who Distributor has reason to know intend to resell the Product to customers outside the

                                 EXHIBIT 10.02

         Territory without Seller's written consent. If given by Seller, such consent may be revoked at any time upon notice to Distributor.

         (i) INITIAL DEPOSIT AND ANNUAL RENEWAL FEE. Upon the signing of this Agreement, Distributor agrees to pay to Seller the Initial Deposit set forth on Exhibit A. The initial deposit is paid in consideration of Seller entering into this Agreement and is not a credit toward any other amounts to become due under this Agreement. In addition, each year during the term of this Agreement, Distributor agrees to pay to Seller the Annual Renewal Fee (the "Renewal Fee") set forth on Exhibit
         A. Each Renewal Fee shall be due within thirty (30) days after each yearly anniversary of the Effective Date of this Agreement, beginning with the first yearly anniversary.

         (j) PROBLEMS WITH INDIVIDUAL DEALERS. Distributor agrees that, if a problem should arise in Distributor's relationship with an individual dealer, or in Distributor's ability to fill an order in a timely manner to the satisfaction of the dealer, Distributor will consult with and cooperate with Seller to reach a solution to the problem which could include, for example, arranging for Seller to service such dealer account or fill such order directly.

4.2  SELLER'S DUTIES.  Throughout the term of this Agreement:

         (a) FILL ORDERS. Seller agrees to use its reasonable best efforts to accept all orders for purchase of the Product placed by Distributor and to fill all Orders within the time specified in the delivery schedule accepted. In this context, best efforts shall mean that Seller shall give orders placed by Distributor at least as favorable treatment with respect to delivery schedules as Seller affords other comparable Distributors of the Product.

         (b) TRAINING AND ASSISTANCE. Seller shall provide to Distributor, at no cost to Distributor, initial orientation and training concerning the installation and repair of the Product. Such training will be conducted through written materials or by telephone or, at the option of Distributor, at Seller's facility in California. If Distributor elects to have training provided at Seller's facility, Distributor will pay all costs or its travel and stay. From time to time, Seller will also provide Distributor with such additional advice and assistance concerning the installation and repair of the Product as Distributor shall reasonably require. If any such additional assistance requires Seller to send personnel to Distributor's facility, Distributor will pay for Seller's travel, meals and lodging.

         (c) REFERRING INQUIRIES. Seller will refer to Distributor all inquiries received by Seller concerning the purchase of the Product in the Territory.

                                    ARTICLE V
                                ORDERS AND PRICES

5.1 TERMS OF SALE. All purchase orders shall be in writing and shall be subject to and governed by the provisions of this Agreement. Orders shall specify requested delivery dates and shipping instructions, and shall be subject to written acceptance by Seller. In the event of any conflict between the provisions of this Agreement and Distributor's purchase order, the provisions of this Agreement shall be controlling. No additional or supplemental term contained in Distributor's purchase orders shall be applicable unless approved by Seller in writing.

5.2 PRICES. Seller shall invoice Distributor for all Products shipped to Distributor at the prices listed on Exhibit A. Such prices may, however, be

                                 EXHIBIT 10.02

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changed  by  Seller at its  discretion  at any  time.  Seller  will use its best efforts to give Distributor at least thirty (30) days notice of any such price changes. In the event of a price increase, Seller shall honor the price previously in effect for any order placed within thirty (30) days before such increase if the Distributor's price quotation to the customer was based upon the previous price.

     Seller's prices are F.O.B. point of shipping and are exclusive of shipping and handling charges, insurance, duties, and all taxes of any kind. All of such charges and taxes shall be borne by Distributor (other than Seller's taxes based upon Seller's income) and, if paid by Seller, shall be invoiced to and paid by Distributor.

5.3 CANCELLATION CHARGE. In the event Distributor cancels all or part of an Order that has been accepted by Seller, within thirty (30) days prior to the first scheduled delivery date, Distributor agrees to pay Seller, as a cancellation charge, five percent (5%) of the price of the portion of the Order canceled. Such charge has been agreed upon not as a penalty but as a result of the difficulty of computing actual damages. Distributor may not cancel any order or part of any order after delivery.

5.4 INITIAL ORDER. By signing this Agreement, Distributor places an initial order for the quantity of Products indicated on Exhibit A, quantity for initial inventory. Distributor will pay sixty percent (60%) of the purchase price of such Products upon signing this Agreement, and the remaining forty percent (40%) at the time of Distributor's receipt of the Products.

                                   ARTICLE VI
                      PACKING, PAYMENT, TITLE AND DELIVERY

6.1 PACKING. Seller shall cause the Products to be packed according to its standard commercial practice in effect from time to time, and shall deliver them to Distributor or its designee, F.O.B. Seller's warehouse or other point of shipment. Any non-standard packing and charges shall be agreed upon by the parties.

6.2 PAYMENT. The terms of payment for Products ordered by Distributor shall be sixty percent (60%) of the purchase price upon placement of the order, with the remaining forty percent (40%) to be paid at the time of Distributor's receipt of the Products. Seller may, however, extend credit to Distributor at Seller's discretion, by agreeing to do so in writing. If credit is extended to Distributor, amounts unpaid after thirty (30) days from the date of receipt of the Product will be subject to a finance charge of one and one-half percent (1 1/2%) per month. In addition to any other remedies permitted by law or this Agreement, if any amount remains unpaid after forty-five (45) days from the date of receipt of the Product, Seller may refuse to ship any outstanding order and/or require Distributor to make payment in full at the time any subsequent order is placed and/or delivered.

6.3 DELIVERY, TITLE AND RISK OF LOSS. Delivery shall occur and title and risk or loss, damage and destruction and right of possession to all Products shall pass to Distributor upon tender of the Products to Distributor or its designee at Seller's warehouse or other point of shipment. Seller is hereby granted a security interest in all Products sold to Distributor under this Agreement, and all products and proceeds thereof, to secure payment of Seller's invoices for Products and all other amounts due or to become due to Seller under this Agreement. Distributor agrees at Seller's request to execute a UCC-1 financing

                                 EXHIBIT 10.02

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statement, or such other documents as may be requested by Seller, to confirm and record such security interest.

6.4 DELAY. Seller shall not be liable for loss or damage caused by delay or inability to fill or complete Orders. Seller reserves the right to allocate orders among its customers in periods of short supply.

6.5 INSTALLMENT DELIVERIES. Upon Distributor's consent, which consent shall not be unreasonably withheld, Seller may make deliveries in installments with appropriate partial invoicing.

6.6 SHIPPING INSTRUCTIONS When adequate shipping, packing, or other instructions do not accompany an Order, Seller may select a carrier and package, and ship to Distributor freight collect. Seller may insure such Products while in transit and charge the Distributor accordingly, and Distributor hereby agrees to pay such charge.

6.7 NO CONSEQUENTIAL OR INCIDENTAL DAMAGES. Upon acceptance of orders placed by Distributor, Seller will exercise reasonable efforts to ship in accordance with such orders, but if, for any cause, Seller should fail to make such shipments or fail to make them within the time specified in the orders, Seller shall not be liable for any damages by reason of such failure or delay. IN NO EVENT SHALL SELLER BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES DUE TO DELAYS IN DELIVERY, HOWEVER CAUSED.

6.8 INSPECTION. Distributor agrees to examine, or cause to be examine, all Products shipped by Seller promptly upon receipt, and to immediately file, or cause to be filed, a claim with the carrier upon delivery for any damage to or shortage in the Products, and to notify Seller within thirty (30) days after receipt of the Products of any such claim pertaining to such damage or shortage. Unless Seller is notified within such period, Products shall be deemed to have been accepted by Distributor.

6.9 PRODUCT RETURNS. Distributor may return Products to Seller only with Seller's written consent, which consent shall not be unreasonably withheld. All Products to be returned must be in good condition, suitable for restocking. Distributor will pay all costs of shipping for returned Products. For any returned Products, Distributor will receive a credit toward its outstanding balance, or toward future purchases, equal to the price paid by Distributor for the returned Products, minus a twenty-five percent (25%) restocking fee.

6.10 DROP SHIPMENT. Seller will drop ship to Distributor's customers if so instructed by Distributor.

                                   ARTICLE VII
                                    WARRANTY

7.1 DEFECTS. Seller warrants to Distributor that all Products sold to Distributor shall be free from defects in material and workmanship under normal use and service for a period of seven (7) years from the date of their delivery by Seller to Distributor.

7.2 REMEDY. Distributor agrees to service all warranty claims on Products sold by Distributor. Seller's sole obligation and Distributor's sole remedy under this warranty shall be that Seller, at Seller's option shall repair, replace, or refund Distributor's purchase price of any Products which do not conform to the

                                 EXHIBIT 10.02

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above  warranty.  This  warranty  shall apply only if (a)  Distributor  notifies
Seller of the Defect in writing during the warranty period, promptly after discovery of the defect, and provides documentation sufficient to establish the date of delivery of the Product to Distributor, (b) Distributor has obtained a Return Materials Authorization number ("RMA") from Seller which RMA Seller agrees to provide Distributor promptly upon request, (c) Distributor promptly returns the defective Product to Seller, freight prepaid, and (d) upon Seller's inspection of the Product, Seller in its reasonable judgment determines that the Product does not conform to the warranty. Seller will pay transportation charges back to Distributor and shall reimburse in connection with the return to Seller of properly rejected Products. Otherwise, Distributor shall pay transportation charges in both directions as well as any other damages incurred by Seller as a result of improper rejection. Service labor performed by Distributor or others in connection with the removal of defective Products, or reinstallation of repaired or replacement Products, and related expenses (such as travel, meals, and lodging) shall not be reimbursed to Distributor by Seller.

     Distributor shall be entitled to delegate its duties with respect to servicing of warranty claims under this Section, in specific territories, to Distributor's dealers assigned to such territories. In the event of any such assignment and delegation, however, Distributor shall remain principally responsible for the fulfillment of its obligations under this Agreement with respect to servicing of warranty claims.

7.3 EXCLUSIONS. Seller shall not be responsible for failure of the Products, or any part thereof, and the foregoing warranty shall not apply, if:

         (a)  the  Product   fails  as  a  result  of   improper   installation,
         modifications, or repairs; or

         (b) the Product is subject to accident (including damage during shipment ) or abuse, or is exposed to conditions more severe than those contemplated by Seller as described in Seller's brochures and manuals.

7.4 NO UPGRADE DUTY. It is understood that Seller shall have no responsibility to upgrade the Product, under its warranty obligation or otherwise, through the installation or provision of new or improved goods, except such engineering improvements introduced by Seller during the respective warranty period for such Products as Seller, in its sole discretion, determines to constitute a mandatory retrofit.

7.5 NO IMPLIED OR OTHER EXPRESS WARRANTIES. THE FOREGOING WARRANTY IS EXPRESSLY IN LIEU OF ANY OTHER WARRANTIES, EXPRESS, IMPLIED, BY OPERATION OF LAW, OR OTHERWISE, AND ANY OTHER OBLIGATION ON THE PART OF SELLER IN THIS REGARD, AND SHALL CONSTITUTE THE DISTRIBUTOR'S SOLE RIGHT AND REMEDY UNDER THIS AGREEMENT WITH RESPECT TO DEFECTIVE PRODUCTS. SELLER DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.6 WARRANTY ON REPAIRS AND REPLACEMENTS. Replacement Products, and repairs which Seller makes pursuant to the above warranty, shall carry the greater of a thirty day warranty period or the balance of the original warranty period.


                                 EXHIBIT 10.02

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                                  ARTICLE VIII
                             LIMITATION OF LIABILITY

8.1 HOLD HARMLESS. DISTRIBUTOR EXPRESSLY SAVES AND HOLDS SELLER AND ITS AFFILIATES AND AGENTS HARMLESS FROM ANY AND ALL LIABILITY OF ANY KIND OR NATURE WHATSOEVER TO CUSTOMERS AND TO OTHER THIRD PARTIES AND FROM CLAIMS ASSERTED BY CUSTOMERS AND THIRD PARTIES TO THE EXTENT THAT SUCH LIABILITY OR CLAIM ARISES FROM ACTS OR OMISSIONS OF DISTRIBUTOR, INCLUDING BUT NOT LIMITED TO ANY BREACH OF THIS AGREEMENT OR ANY UNAUTHORIZED REPRESENTATIONS OR UNDERTAKINGS BY Distributor REGARDING THE PRODUCTS OR ANY OTHER ITEM FURNISHED UNDER THIS AGREEMENT.

8.2 LIMITATION. IN NO EVENT AND UNDER NO LEGAL THEORY, WHETHER TORT, CONTRACT, STATUTORY, OR OTHERWISE, SHALL SELLER OR ITS AFFILIATES OR AGENTS BE LIABLE FOR ANY LOST PROFITS OR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE EXISTENCE, FURNISHING, FUNCTIONING OR DISTRIBUTOR'S OR ANY THIRD PARTY'S USE OF ANY PRODUCTS OR SERVICES PROVIDED FOR IN THIS AGREEMENT. DISTRIBUTOR'S SOLE REMEDY FOR SELLER'S LIABILITY OF ANY KIND, INCLUDING NEGLIGENCE, WITH RESPECT TO ANY ITEM FURNISHED UNDER THIS AGREEMENT, SHALL BE LIMITED TO THE REMEDIES PROVIDED IN SECTIONS 7.2 AND 9.5 OF THIS AGREEMENT. IN NO EVENT SHALL THE LIABILITY OF SELLER ARISING IN CONNECTION WITH ANY PRODUCTS SOLD UNDER THIS AGREEMENT EXCEED THE ACTUAL AMOUNT PAID BY DISTRIBUTOR TO SELLER FOR SUCH PRODUCTS.

8.3 INSURANCE. During the term of this Agreement, Distributor will maintain product liability insurance with commercially reasonable limits covering personal injury and property damage attributable to the Products. Distributor will provide Seller with proof of such coverage upon request.

                                   ARTICLE IX
                     CONFIDENTIALITY AND PROPRIETARY RIGHTS

9.1 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Distributor acknowledges that, in the course of selling the Products and performing its duties under this Agreement, it may obtain and develop information relating to the Product and to Seller's business which is of a confidential and proprietary nature. The term "Confidential Information" shall mean all information which has been either characterized in writing as confidential at the time of its disclosure, or orally characterized as confidential at the time of disclosure and confirmed in writing as being confidential following such oral disclosure. However, the following information shall not be considered to be "Confidential Information" under this Agreement: (a) information previously known to Distributor, as demonstrated by written records, (b) information which is or becomes, from no act or failure to act on Distributor's part, generally known in the relevant industry, or (c) information which is disclosed to Distributor by a third party as a matter of right and without restriction on disclosure. Distributor shall have the burden of proving by clear and convincing evidence that one of the foregoing three exceptions applies.

     Confidential Information may include, but is not necessarily limited to, trade secrets, know-how, inventions, techniques, processes, customer lists and data (including those developed by Distributor) financial information, and

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business, product development,  sales and marketing plans. Distributor agrees to
promptly   disclose  to  Seller  any  Confidential   Information   developed  by
Distributor.

     At all time during the term of this Agreement, and for a period of five (5) years after its termination, Distributor shall keep in confidence all such Confidential Information, and shall not use such Confidential Information except in the performance of its duties under this Agreement, nor shall Distributor disclose any of such Confidential Information to any third party without the written consent of Seller. Distributor shall disclose Confidential Information only to such of its employees and consultants who have the need to know such information to perform work for Distributor and who have signed an agreement with Distributor to maintain the confidentiality of the Confidential Information.

9.2 RETURN OF MATERIALS UPON TERMINATION. Upon termination of this Agreement at any time, for any reason, Distributor shall, as directed by Seller, immediately return to Seller or destroy all Confidential Information (including all copies thereof) and all manuals and literature relating to the Product then in the possession or control of Distributor.

9.3 OWNERSHIP OF PROPRIETARY RIGHTS. It is expressly agreed that the ownership and all right, title and interest in and to the trademark "Sun Tunnel" and any other trademark, trade name, patent, copy right or other proprietary rights relating to the Product is and shall remain vested solely in Seller. However, to the extent permitted by this Agreement, Distributor may use any existing or future trademark, trade name, patent, copyright or other proprietary rights relating to the Product is and shall remain vested solely in Seller. However, to the extent permitted by this Agreement, Distributor may use any existing or future trademark, trade name, patent, copyright or to the proprietary right relating to the Product in Distributor's promotion, sales, installation or maintenance of the Product.

     Distributor shall not use, directly or indirectly, in whole or in part, Seller's name or any other trade name or trademark that is owned or used by Seller, in connection with any product other than Seller's Products, without the prior written consent of Seller.

     All use by Distributor of Seller's trademarks shall inure exclusively to the benefit of Seller and Seller shall retain the exclusive right to apply for and obtain registration of such trademarks in all jurisdictions. Distributor shall, and hereby does assign to Seller any and all proprietary interests it may obtain under the law of any jurisdiction in the Territory in the names and/or trademarks or words associated with Seller or the Products, due to use or registration by Distributor of such names, trademarks or words in the Territory. Unless otherwise agreed to in writing by Seller, Distributor shall sell only under Seller's trademarks and will not remove any such trademarks or notices affixed to the Products. Notwithstanding the above, Distributor is authorized to, but shall not be required to, identify itself as the Distributor of the Products for Seller in the territory by affixing a notice to that effect to the Products or packages or in its promotional materials. Distributor shall not, however, adopt a trade name containing the phrase "Sun Tunnel," or any confusingly similar phrase.

9.4 OWNERSHIP OF IMPROVEMENTS. All rights to any modifications, design changes or improvements to the Product (collectively "Improvements") developed by Distributor or suggested by any customer, employee, consultant or agent of Distributor shall be and remain the sole exclusive property of Seller.
Distributor agrees to execute all documents necessary to perfect or protect Seller's rights thereto. In the case of employees, consultants, and agents,

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

Distributor shall obtain Improvements. Distributor may not modify the Product in any way without the prior written consent of Seller.

9.5  WARRANTY AGAINST INFRINGEMENT.

         (a) THE WARRANTY. Seller hereby agrees to indemnify and hold Distributor harmless against any and all claims which may be asserted against Distributor by any other person alleging that the sale of the Product by Distributor, as delivered to Distributor and sold under Seller's trademarks, infringes any patent, trademark, trade name, or copyright of such person.

         (b) CONTROL OF CLAIMS. Seller's obligation to indemnify under the previous paragraph shall apply provided Distributor gives Seller written notice of such claim within ten days of Distributor's notice of such claim, cooperate in the defense of such claims at Seller's expense, gives Seller the control of the defense of such claim (including, without limitation, the selection of attorneys, forums, and strategies), and does not settle such claim without Seller's prior written consent.

         (c) SUBSTITUTE PRODUCTS.  In the event of a claim covered by Subsection
         (a) above, Seller, at its option, may provide Distributor with a substitute product reasonably satisfactory to Distributor to replace those Products then in Seller's inventory or then on order by Distributor.

         (d) EXCEPTIONS TO WARRANTY. Seller will not be liable under the indemnification obligations of this Section if the infringement arises
         (i) out of Seller's compliance with Distributor's written instructions for the marking, or labeling of the Product, or (ii) out of Distributor's activities after Seller has notified Distributor that Seller believes in good faith that Distributor's activities will result in such infringement. In such cases, Distributor agrees to indemnify Seller to the same extent as Seller is otherwise obliged hereunder to indemnify Distributor.

         (e) LIMITATION ON INDEMNIFICATION. Seller's liability to Distributor under the indemnification obligations of this Section shall be limited to the amount paid to Seller by Distributor for the Product causing the infringement giving rise to the indemnification obligation.

9.6 LICENSING OF PATENT. The parties acknowledge and agree that Seller may license to third parties ("Licensees") the right to make, use and sell products incorporating features covered by Seller's patent on the Product. Distributor consents to such licensing of the patent by Seller, and agrees not to sue or otherwise seek damages, injunctive relief, or other redress against any such Licensee. If any such Licensee sells any of such Products in Distributor's Territory during the term of this Agreement, Seller shall pay Distributor 20% of any royalty or other fee Seller receives from such Licensee on account of such sales. Distributor shall not be entitled to share in any royalties paid by Licensees for sales outside the Territory. Within 60 days after the end of each calendar quarter during the term of this Agreement, Seller shall make such payments to Distributor for sales by Licensees during such quarter. Such payments shall be accompanied by a report indicating the total royalties paid by Licensees for sales of such products in the Territory. Distributor shall not be obligated to service warranty claims on any products sold by Licensees. Any

                                 EXHIBIT 10.02
up-front or advance license fee paid by a Licensee shall not be deemed to be a payment on account of sales in the Territory.

9.7 INFRINGEMENT BY THIRD PARTIES. Distributor will promptly notify Seller of any suspected infringement by any third party of Seller's patents, trademarks, or other proprietary rights relating to the Product, of which Distributor becomes aware. Seller shall have the first option to bring any action against third parties for such infringement. If Seller notifies Distributor in writing that Seller declines to bring any such action, or if Seller fails to take affirmative steps to resolve such infringement within six (6) months after notification of the infringement from Distributor, the Distributor shall be entitled to bring an action for infringement in any case in which Distributor has standing to sue. In such event, Distributor agrees to cooperate with any other Distributors of Seller's Products who may also have standing to sue, to determine who will bring the action and the manner in which any damages awarded will be shared. If, under the terms of this Agreement, either Seller or Distributor brings an action against any third party for infringement of Seller's proprietary rights relating to the Product, the (a) the party bringing the action shall bear the costs and expenses of such action, (b) the other party will cooperate in such action at the expense of the party bringing the action,
(c) the party bringing the action shall be entitled to retain any award of damages for such infringement, and (d) if Seller grants a license to such third party under Seller's proprietary rights relating to the Product, the provisions of Section 9.6 above shall; govern the division of royalty income under such license.

                                    ARTICLE X
                                   TERMINATION

10.1 NON-RENEWAL. This Agreement will terminate at the end of the Initial Term, or at the end of any Renewal, if either party gives the other party notice of non-renewal at least thirty (30) days prior to the end of such term.

10.2 MUTUAL CONSENT. This Agreement may be terminated at any time upon mutual written consent of the parties.

10.3 FOR CAUSE. Either party may terminate this Agreement upon written notice to the other party if the other party materially breaches any term of this Agreement and such breach continues uncorrected for a period of thirty (30) days after notice in writing thereof to such other party.

10.4 FAILURE TO MEET QUOTAS. Seller may terminate this Agreement upon written notice to Distributor, if Distributor fails to meet a quota set forth in Exhibit A attached to this Agreement.

10.5 UPON MERGER. This Agreement shall terminate upon the occurrence of any of the following events, unless Seller has provided its prior written consent to such event:

         (a) Distributor is acquired by, merged into, or consolidated with another corporation or organization;

         (b) Distributor sells or otherwise transfers all or any substantial part of its assets; or

         (c) A change in control of Distributor occurs, which shall be defined as the transfer of equity, or issuance of equity, constituting more than 50% of the outstanding stock of Distributor.

                                 EXHIBIT 10.02

10.6 AUTOMATIC TERMINATION. This Agreement shall terminate automatically and without notice if

         (a) Distributor becomes insolvent; makes an assignment for the benefit of creditors; has a receiver appointed; files a petition of bankruptcy; or initiates reorganization proceedings; or

         (b)  Seller no longer has the right to sell the Product to Distributor.

                                   ARTICLE XI
                           PROCEDURE UPON TERMINATION

     Upon the effective date of termination of this Agreement, neither party shall have any further or other obligation to the other, except as follows:

11.1 PROCESSING ACCEPTED ORDERS. If termination has occurred pursuant to Section
10.1 or 10.2, Seller shall process and complete all Orders received and accepted prior to the notice of such termination. If termination has occurred for any other reason, Seller may but shall not be obligated to process such Orders.

11.2 PAYMENT OF SUMS DUE. Distributor shall pay any and all sums then owing to Seller hereunder, including all sums payable on account of Orders Completed under Section 11.1 above. No refunds of the Initial Deposit of Marketing Fees will be due.

11.3 NONUSE OF NAME AND TRADEMARKS.  Except and only to the extent  permitted in
Section 11.5 below, Distributor shall immediately discontinue the use of the name, trade name, trademark, signs, symbols, advertising or anything else that might make it appear that Distributor is still handling, selling or promoting the Product.

11.4 NON CONSEQUENTIAL DAMAGES. It is agreed and understood that neither Distributor nor Seller shall be liable to the other in the event of termination of this Agreement in accordance with its terms, or any failure to agree upon any extension of the term of this Agreement, for compensation, reimbursement or damages on account of the loss of prospective profits, or anticipated sales, or on account of expenditures, investments, leases or other commitments.

11.5 DISTRIBUTOR'S INVENTORY. If, on the effective date of termination of this Agreement, Distributor has Products remaining in its inventory acquired under this Agreement, then Distributor shall notify Seller of the quantity and description of such Products, and shall offer to sell or return such inventory to Seller at the price Distributor paid to Seller for such inventory. If Seller declines to repurchase all of such inventory within thirty (30) days after such notice from Distributor, then Distributor may for six (6) months sell such Products to customers in the Territory. If, however, Distributor proposes to sell such Products to customers at a price less than the price paid by Distributor to Seller, Distributor shall again notify Seller and Seller shall again have the option to purchase such Products at such price.

11.6  WARRANTY.  Seller  shall  continue to honor the  warranty  provided for in
Article VII and service warranty claims, either by dealing with Distributor's customers directly or through a new Distributor, representative, or Distributor.

                                 EXHIBIT 10.02

                                   ARTICLE XII
                                  MISCELLANEOUS
12.1 INDEPENDENT CONTRACTOR. Distributor and Seller are, at all times shall remain, independent contractors as to each other, and neither shall be deemed to be the agent of the other. No joint venture, partnership, agency or other relationship shall be created or implied by this Agreement. Except as otherwise specifically provided in this Agreement, each party shall bear their own expenses, liabilities, costs, and the like.

12.2 ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other party, except that Seller shall be entitled to assign this Agreement to any person acquiring more than 50% of its assets or stock.

12.3 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and permitted assigns.

12.4 SEVERABILITY. If the application of any provision of this Agreement shall be held to be invalid or unenforceable by any court of competent jurisdiction, then the validity and enforceability of other provisions of this Agreement shall not in any way be affected or impaired thereby.

12.5 GOVERNING LAW AND DISPUTES. Except for that body of law governing choice of law, this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California. The parities agree that any dispute or controversy arising out of or relating to this Agreement shall be arbitrated in San Jose, California under the rules of the American Arbitration Association, and the decision of such arbitration proceedings shall be binding and conclusive upon the parties hereto. As a part of the arbitration decision, the arbitrator shall award costs and reasonable attorney fees to the prevailing party. Each party waives the right to jury trial.

12.6 AMENDMENT. This Agreement may be modified or amended only by an instrument in writing, signed by an authorized officer or representative of each party.

12.7 NOTICES. Any notice, request, demand, or other communication required or permitted under this Agreement shall be deemed to be given (a) upon personal delivery to the addressee, or (b) three days after being deposited in the mail, postage prepaid, and sent registered or certified mail to a party at its address indicated on the signature page of this Agreement, or such other address of which a party shall notify the other.

12.8 SECTION HEADINGS. The article and section headings of this Agreement are solely for convenience and shall not be considered in its interpretation.

12.9 FORCE MAJEURE. If the performance of any obligation under this Agreement (except payment of money) by either party is prevented, restricted, or delayed by reason of fire, accident, casualty, strikes, labor disputes, inability to procure raw materials or supplies, or any other act or condition beyond the reasonable control of a party, shall be excused from such performance to the extent of such prevention, restriction or interference.

                                 EXHIBIT 10.02

12.10 WAIVER. A waiver by either party of any term or condition of this Agreement, in any one instance, shall not be deemed or construed to be a waiver of any other term or condition or any subsequent breach thereof. All waivers must be in a signed writing.

12.11 ENTIRE AGREEMENT. This instrument contains the entire integrated agreement between the parties with respect to its subject matter, and supersedes all prior negotiations, representations or agreements, whether written or oral.









                                 EXHIBIT 10.02

AUTHORIZED SIGNATURES
- ---------------------

DISTRIBUTOR:                       SUN TUNNEL SYSTEMS, INC.

SUNLIGHT SYSTEMS, LTD.


By:  ________________________       By:  _______________________________


_____________________________            _______________________________
Printed Name & Title                         Printed Name & Title


_____________________________             ______________________________
Date                                                 Date

Address:                                  Address:

____________________________              786 McGlincey Lane
                                          Campbell, CA  95008
____________________________




                                 EXHIBIT 10.02

                        SUN TUNNEL DISTRIBUTORS AGREEMENT
                                    EXHIBIT A

Name of Distributor:  Sunlight Systems, Ltd.

Territory:            The States of Indiana, Illinois, Ohio and Michigan

Prices: Initial Prices will be as follows (1 container minimum purchase):

                      $110.00   for each 14-inch unit

                      $ N/A        for each 16-inch unit

                      $149.00   for each 20-inch unit

Initial Order (effective upon signature of Agreement):

     Total of six hundred Units.

Quotas:
         In order to meet the quotas, during the time period indicated below, Distributor must order and pay for at least the following quantities of Products from Seller. Quantities ordered and paid for during one quota period in excess of the minimum may not be carried forward or applied to subsequent quota periods.

                   TIME PERIOD                              MINIMUM UNITS
                   -----------                              -------------
         During the first year of this Agreement              1200 units

         During the second year of this Agreement             3000 units

         During the third year of this Agreement              4800 units

         During every year thereafter                         6000 units

Initial Deposit:

         Distributor's Initial Deposit is:  N/A

Annual Renewal Fee:

     See section 4.1 (i).

Existing Dealers:     (check one box below)

    /X/ Seller has existing dealers in the Territory and an Addendum is attached to this Agreement concerning the assignment to the Distributor of the contracts with such existing dealers.

    / /        There are no existing dealers in the Territory.



                                 EXHIBIT 10.02

                      ADDENDUM TO DISTRIBUTORSHIP AGREEMENT
                           CONCERNING EXISTING DEALERS

     This is and Addendum to the Distributorship Agreement (the "Agreement") entered into between Sun Tunnel Systems, Inc. ("Seller") and the distributor identified below ("Distributor").

         The parties acknowledge that Seller has entered into Dealer Agreements with certain person (the "Dealers"), under which the Dealers have been given the exclusive right to resell the Product in certain smaller territories within Distributor's Territory. The parties agree that, notwithstanding the other provisions of the Agreement, the Agreement will not become effective in any territory which is subject to an existing Dealer Agreement until such Dealer has executed a copy of the Assignment of Dealer Agreement form attached to this Addendum. Upon signature of this Addendum, Seller will furnish Distributor with a list of such existing Dealers in the Territory, and a signed master copy of such Assignment of Dealer Agreement, and Seller authorizes Distributor to obtain the signatures of such Dealers on copies of such Agreement.

AUTHORIZED SIGNATURES
- ---------------------

DISTRIBUTER:                                  SUN TUNNEL SYSTEMS, INC.

SUNLIGHT SYSTEMS, LTD.



By:  __________________________               By:  _________________________
       Jack Johnston, Manager                      G. Blackburn, President

Date: 8-30-96                                 Date:  8-27-96



                                 EXHIBIT 10.02

                         ASSIGNMENT OF DEALER AGREEMENT

         Sun Tunnel Systems, Inc., a California corporation ("Sun Tunnel") and the dealer identified below (the "Dealer") have entered into a Dealer Agreement, under which the Dealer has been appointed as Sun Tunnel's exclusive dealer, in a certain territory, of the skylights sold by Sun Tunnel, known as "Sun Tunnel"(TM) skylights. Under the terms of this Agreement, the Dealer Agreement will be assigned to Sunlight Systems, Ltd. (the "Distributor").

         The parties agree that the Dealer Agreement is hereby assigned from Sun Tunnel to the Distributor. The Distributor agrees to sell skylights to the Dealer under the terms of the Dealer Agreement, and to perform all other covenants, duties and obligations of Sun Tunnel under the Dealer Agreement. The parties agree that Sun Tunnel is hereby released from all of its covenants, duties and obligations to the Dealer under the Dealer Agreement whether past, present, or future, but that Sun Tunnel shall be a third-party beneficiary of the Dealer's covenants and agreements in the Dealer Agreement.

         In addition, the parties agree that the term "Seller" in the following sections of the Dealer Agreement shall be deemed to continue to refer to Sun Tunnel rather than to the Distributor: Sections 9.3, 9.4 and 9.7 (titled "OWNERSHIP OF PROPRIETARY RIGHTS," "OWNERSHIP OF IMPROVEMENTS," and "INFRINGEMENT BY THIRD PARTIES"), and in the first two sentences of Section 9.6 (titled "LICENSING OF PATENT,") but not in the remainder of Section 9.6.

SIGNATURES
- ----------

DISTRIBUTOR:                                SUN TUNNEL SYSTEMS, INC.

SUNLIGHT SYSTEMS, LTD.

By:  ____________________________           By:  ______________________________
         Jack M. Johnston, Manager               G. Blackburn, President

Date:    8-30-96                            Date:    8-27-96


DEALER:

_________________________________


By:  ____________________________


_________________________________
Printed Name & Title

Date:  ___________________________


                                 EXHIBIT 10.02

                          SUN TUNNEL DEALERS AGREEMENT
                                    EXHIBIT A

Name of Distributor:  Peak Construction

Territory:            Sangamon, Logan, Morgan Counties, Illinois

Prices:               Initial Prices will be as follows:

                      $159.00   for each 14-inch unit

                      $189.00   for each 20-inch unit

Each Order:   A minimum of 10 units; order is effective upon signature of this
              Agreement.

Quotas:
         In order to meet the quotas, during the time period indicated below, Distributor must order and pay for at least the following quantities of Products from Seller. Quantities ordered and paid for during one quota period in excess of the minimum may not be carried forward or applied to subsequent quota periods.

                 TIME PERIOD                              MINIMUM UNITS
                 -----------                              -------------
        During the first year of this Agreement              75 units

        During the second year of this Agreement             150 units

        During the third year of this Agreement              250 units

        During every year thereafter                         To Be Determined

Initial Deposit:

         Distributor's Initial Deposit is:           $2,500.00
         Amount Received:                            $4,150.00
         Balance Due:

Annual Renewal Fee:

     Dealer's Annual Renewal Fee is:    $1,000.00



                                 EXHIBIT 10.02

                              SUN TUNNEL SKYLIGHTS

                             FIRST RIGHT OF REFUSAL

This addendum gives you the Dealer mentioned below first right of refusal to acquire Dealership rights within the additional territory mentioned below.

Seller will notify Dealer of any bona fide offer to acquire Dealer rights within any mentioned territory. Dealer will have ten days from the time of notification to exercise his right to obtain the territory.

THE TERMS OF THIS AGREEMENT ARE AS FOLLOWS:

1)  The first right of refusal is valid for 6 months (180 days).

2) If there is another interested party you will be notified, and have 10 days from the time of notification to exercise your rights to obtain the additional territory.

3) The additional territory must be directly adjacent to your present territory.



FIRST RIGHT OF REFUSAL TERRITORY IS:

Christian , Macon, Tazwell, Illinois



____________________________________         ___________________________________
Dan Peak                                     Brian Edwards
Peak Construction                            Sun Tunnel Systems, Inc.

Date:    9-27-95                             Date:    10-2-95




                                 EXHIBIT 10.02